Exhibit 99.1

Consolidated Financial Statements

Harmattan Energy, Ltd. and Subsidiaries

December 31, 2020

To the Board of Directors and

Shareholders of Harmattan Energy, Ltd.

and Subsidiaries

Independent Auditor’s Report

We have audited the accompanying consolidated financial statements of Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.) and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Board of Directors and

Shareholders of Harmattan Energy, Ltd.

and Subsidiaries

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.) and Subsidiaries as of December 31, 2020 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about  the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Going Concern footnote to the consolidated financial statements, the Company has incurred losses since inception, has significant obligations currently due and is in process of executing a restructuring that will result in the spin-out of its domestic operations to a new related party entity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in the Going Concern footnote. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ GBQ Partners LLC

Columbus, Ohio

August 11, 2021

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2020

ASSETS
Current Assets
Cash	$126,051
Miscellaneous receivables	3,098
Total current assets	129,149

Capitalized Development Costs	237,910

TOTAL ASSETS	$367,059

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$821,168
Accrued interest	1,664
Deferred compensation	1,483,647
Deferred revenue	8,000
Current portion of notes payable	58,477
Deferred acquisition payments	4,564,100
Total current liabilities	6,937,056

Long-Term Liabilities
Notes payable, net of current portion	1,091,002
Total long-term liabilities	1,091,002
Total liabilities	8,028,058

Shareholders’ Equity (Deficit)
Series seed preferred shares	2,464,537
Class A preferred shares	1,406,125
Common shares	5,111
Additional paid-in capital	143,624
Accumulated deficit	(11,376,944)
Accumulated other comprehensive loss	(303,452)
Total shareholders’ deficit	(7,660,999)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$367,059

The accompanying notes are an integral part of the consolidated financial statements.

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Consolidated Statement of Operations and Comprehensive Loss
For the Year Ended December 31, 2020

Revenue	$486,685

Operating Expenses
Employee salaries and benefits	1,280,606
Professional fees	452,065
Marketing	27,460
Rent	25,349
Other operating expenses	13,697
Total operating expenses	1,799,177

Loss from Operations	(1,312,492)

Other Income (Expense)
Foreign currency transaction loss	(83,472)
Interest expense	(74,876)
Total other expense, net	(158,348)

Net Loss	(1,470,840)

Other Comprehensive Loss
Foreign currency translation loss	(323,068)

Comprehensive Loss	$(1,793,908)

The accompanying notes are an integral part of the consolidated financial statements.

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Consolidated Statement of Changes in Shareholders’ Equity

For the Year Ended December 31, 2020

	Series Seed	Class A		Additional		Accum. Other
	Preferred	Preferred	Common	Paid-in	Accumulated	Comprehensive
	Shares	Shares	Shares	Capital	Deficit	Loss (Income)	Total

Balance - December 31, 2019	$2,464,537	$380,769	$5,111	$56,181	$(9,906,104)	$19,616	$(6,979,890)

Issuance of stock	—	818,625	—	—	—	—	818,625

Share compensation to employees	—	—	—	87,443	—	—	87,443

Share compensation to advisors	—	206,731	—	—	—	—	206,731

Foreign currency translation	—	—	—	—	—	(323,068)	(323,068)

Net loss	—	—	—	—	(1,470,840)	—	(1,470,840)

Balance - December 31, 2020	$2,464,537	$1,406,125	$5,111	$143,624	$(11,376,944)	$(303,452)	$(7,660,999)

The accompanying notes are an integral part of the consolidated financial statements.

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

 Consolidated Statement of Cash Flows

For the Year Ended December 31, 2020

Cash Flows from Operating Activities
Net loss	$(1,470,840)
Adjustments to reconcile net loss to net cash used in operating activities:
Share compensation to employees	87,443
Share compensation to advisors	206,731
Paid-in-kind interest	73,212
Foreign currency transaction loss	83,472
(Increase) decrease in operating assets:
Miscellaneous receivables	4,042
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	83,775
Accrued interest	1,664
Deferred compensation	353,049
Deferred revenue	8,000
Total adjustments	901,388
Net cash used in operating activities	(569,452)

Cash Flows from Investing Activities
Capitalized development costs	(196,172)
Net cash used by investing activities	(196,172)

Cash Flows from Financing Activities
Paycheck Protection Program loan proceeds	100,011
Issuance of demand note	58,477
Payments on notes payable	(67,500)
Proceeds from sale of preferred shares	818,625
Net cash provided by financing activities	909,613

Effect of Foreign Currency Exchange
Rate Changes on Cash	(20,940)

Net increase (decrease) in cash	123,049

Cash - Beginning of Year	3,002
Cash - End of Year	$126,051

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$—
Capitalization of accrued interest to note principal	73,212
Foreign currency remeasurement of deferred acquisition payments	83,472

The accompanying notes are an integral part of the consolidated financial statements.

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2020

Nature and Scope of Business

In August 2021, Soluna Technologies, Ltd. changed its legal name to Harmattan Energy, Ltd. (Harmattan). References to Harmattan herein refer to Soluna Technologies, Ltd. prior to the change in legal name in August 2021.

Harmattan and its subsidiaries (collectively, the Company) principally consists of two business operations. In the United States, Harmattan develops and manages modular data center operations connected with electric power generation sources (the Modular Data Center Business). Directly and indirectly through its subsidiaries, Harmattan is also involved in the development of a windfarm generation project in Morocco (the Morocco Business).

Restructuring Transaction

During the third quarter of 2021, the Company executed a restructuring transaction that resulted in the spin-out of the Modular Data Center Business to its shareholders in a newly-formed entity, Soluna Computing, Inc. (SCI). The Company’s management employees and certain advisors also resigned from Harmattan and entered into arrangements with SCI.

Pending Acquisition Transaction

In a transaction expected to close in the fourth quarter of 2021, following the receipt of all necessary approvals, SCI will be acquired by an indirect wholly-owned subsidiary of Mechanical Technology, Incorporated (MTI) pursuant to an agreement and plan of merger entered into among MTI, a subsidiary of MTI formed solely for purposes of the acquisition, and SCI. MTI is a related party to Harmattan via common ownership. The Company’s consulting and travel reimbursement revenues earned in 2020 were through operating and management agreements with EcoChain, Inc. (EcoChain). EcoChain is a wholly-owned subsidiary of MTI. In addition, a termination agreement has been executed among Harmattan, MTI and EcoChain that will result in the termination of the operating and management agreements between Harmattan and EcoChain. The termination agreement provides that MTI and EcoChain will pay cash and equity consideration to Harmattan as consideration for the termination of the operating and management agreements.

Following the restructuring transaction, the Company’s operations consist of the Morocco Business.

Going Concern

The Company has incurred losses since inception and has significant obligations currently due and payable. The Company has no current sources of revenue following the transfer of the Modular Data Center Business to SCI as noted above. The Morocco Business is currently in development stage, and will require additional funding to complete development. The Company intends to raise additional funds to support the retained operations of the Company. While the Company plans to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds to further support the development of the Morocco Business and meet the retained obligations of the Company.

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2020

Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capitalized Development Costs

Capitalized development costs are stated at cost and relate to the development of the windfarm in Morocco. Costs incurred for the development and improvement of properties are capitalized, including certain indirect costs incurred by the Company for these activities during the development stage.

The Company evaluates the recoverability of its investments in development projects on a project-by-project basis. Management believes there were no impairments as of December 31, 2020.

Paycheck Protection Program Loan Accounting Policy

Currently, there is no authoritative guidance under U.S. GAAP that addresses accounting and reporting by a for-profit business entity that receives forgivable debt from a government entity. Accordingly, management has elected to recognize forgivable debt received from a government entity as debt until debt extinguishment occurs when the Company is legally released from being the obligor. Upon legal release as obligor, the Company will recognize the forgiven amount as income in the statement of operations and comprehensive loss. See the Notes Payable footnote.

Foreign Currency Translation

The financial statements of the subsidiaries related to the Morocco Business are translated to U.S. dollars at exchange rates in effect at the balance sheet date. Income and expense accounts are translated at average exchange rates during the year. The functional currency is the Moroccan Dirham and the effect of exchange rate changes is recorded in other comprehensive income (loss) as a separate component of shareholders’ equity (deficit).

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2020

Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is measured based on the consideration specified in a contract. The Company recognizes revenue when it satisfies a performance obligation by transferring control of a product or service to a customer. Revenues for the year ended December 31, 2020 included approximately $219,000 in consulting services, $43,000 of reimbursable travel expenses, and $167,000 of fees earned related to equipment sales. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company, are excluded from revenue. The 2020 consulting services and the reimbursement of travel expenses relate to operating and management agreements entered into between Harmattan and EcoChain. Pursuant to these agreements, Harmattan may provide project sourcing, development and ongoing management services for EcoChain-owned data centers.

Multiple performance obligations within a contract are separately identified as distinct products or services that will be provided. The total transaction price for such an arrangement with multiple performance obligations is allocated at contract inception to each distinct performance obligation in proportion to its stand-alone selling price. Generally, all services are considered distinct or separate performance obligations from other services.

The Company recognizes fees earned on equipment sales at a point in time when a customer takes control of the equipment. Project sourcing and development consulting services are recognized over time as those phases of the agreements are executed or as milestones are achieved for these phases. Ongoing management fees are recognized monthly as earned over the duration of the management period (generally five years). Reimbursement of travel expenses are recognized when reimbursed, which generally is in proximity to the period the related expense was incurred. If fees are paid upfront prior to completion of each phase of the agreement, those fees are deferred and recognized on the consolidated balance sheet as deferred revenue.

Income Taxes

The Company is not currently subject to corporate income taxes since it has incurred losses since inception.

A 100% valuation allowance has been established on the net deferred tax asset at December 31, 2020 due to uncertainty of the Company’s ability to realize future taxable income.

The Company accounts for uncertainty in income taxes in its financial statements. U.S. GAAP prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. Management determined there were no material uncertain positions taken by the Company in its tax returns.

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2020

Summary of Significant Accounting Policies (continued)

Statement of Cash Flows

For the purpose of reporting cash flows, cash includes cash on hand and demand deposits held by the bank.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board issued Accounting Standard Update 2016-02, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2021. Management is in the process of determining the effect of this change on its accounting and disclosure of lease activity.

Cash

The Company maintains its cash at financial institutions and, at times, balances may exceed federally insured limits.

Deferred Compensation

Deferred compensation represents employee wages or contractor fees that were deferred due to liquidity matters and are expected to be settled in cash.

Deferred Acquisition Payments

Obligations of the Morocco Business include deferred acquisition payments of €3,800,000 ($4,564,100 USD) as of December 31, 2020 related to the Company’s acquisition of the business in 2018. Under amended terms of this acquisition agreement, this payment was due and payable by April 30, 2021. The Company is currently negotiating amended payment terms.

Note Payable

Paycheck Protection Program Loan

In connection with the Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), in May 2020, the Company was approved for a term note which allowed for available funds of $100,011. Under the terms of the PPP, up to 100% of the loan (and related interest expense) may be forgiven if the proceeds are used for covered expenses and certain other requirements related to wage rates and maintenance of full-time employees are met. The Company applied for and received forgiveness of the loan in May 2021.

The U.S. Small Business Administration (SBA) may undertake a review of a loan of any size during the six-year period following forgiveness or repayment of the loan. The timing and outcome of any SBA review is not known.

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

 Notes to Consolidated Financial Statements

December 31, 2020

Note Payable (continued)

Paycheck Protection Program Loan (continued)

Notes payable consisted of the following at December 31, 2020:

Note payable to MJT Park Investors, Inc. (a Harmattan shareholder) issued in December 2019 in the amount of $912,238. Principal is due on the earlier of three years from issuance (December 2022) or the consummation of a Phase I Project Financing as defined in the note agreement. Interest accrues at 8% per annum and is compounded annually and added to the unpaid principal amount on each anniversary date. As of December 31, 2020 the principal balance includes $76,253 of capitalized interest.	$990,991

Demand note payable to Capital Matrix, LLC (an entity affiliated with a Harmattan shareholder) issued in October 2020 and payable on demand as determined by the holder. The note bears interest at 6% per annum and is payable quarterly.	58,477

Unsecured two-year term Paycheck Protection Program loan payable to a bank, bearing interest at a rate of 1% requiring equal monthly principal payments beginning at the deferral expiration date. As noted above, the loan was forgiven by the SBA in May 2021.	100,011
1,149,479

Less current maturities	(58,477)

$1,091,002

Aggregate maturities of the notes payable at December 31, 2020 are noted in the table below. The 2022 maturities exclude the $100,011 PPP loan that as of May 2021 was forgiven.

2021	$58,477
2022	990,991

$1,049,468

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

Shareholders’ Equity

The authorized share capital of Harmattan consists of an unlimited number of Common Shares, an unlimited number of Class Seed Preferred Shares and an unlimited number of Class A Preferred Shares, of which 10,643,745 Common Shares, 1,794,998 Class Seed Preferred Shares and 446,385 Class A Preferred Shares were issued and outstanding as of December 31, 2020. The 10,643,745 Common Shares includes 1,147,922 restricted Common Shares granted to management that were not vested as of December 31, 2020 (shares vest in 2021-2023).

The holders of Common Shares are entitled to one vote per share held at all meetings of the shareholders, and holders of preferred shares are entitled to one vote multiplied by the conversion rate to Common Shares. Three directors shall be nominated by Harmattan, one by Tera Joule, LLC (a Series Seed Preferred Shareholder) and one as nominated by a majority of the Class A Preferred Shares.

Prior to the January 13, 2020 amendments to Harmattan’s Articles of Incorporation, the Series Seed Preferred Shares earned interest at 5% compounded annually payable in additional Series Seed Preferred Shares. In January 2020, 82,411 Series Seed Preferred Shares were issued for interest accrued through December 31, 2019. For financial reporting purposes, this stock dividend was recognized as of December 31, 2019.

Pursuant to the Class A Preferred Share Purchase Agreement dated January 13, 2020, during 2020 Harmattan issued 259,880 Class A Preferred Shares at an issuance price of $3.15 per share for total proceeds of $818,625. In 2020, Harmattan also issued 186,505 Class A Preferred Shares to an advisor for services provided during 2019 and 2020. These shares settled $587,500 of advisory services provided ($3.15 per share). For financial reporting purposes, the value of services provided in 2019 totaling $380,769 was recognized as of December 31, 2019.

In May 2020, Harmattan granted 250,000 restricted Common Shares to its CEO for prior employment services rendered. The value of these fully vested shares when granted to the CEO was $.09 per share. The services provided were prior to 2020 and accordingly the stock compensation charge for financial reporting was recognized in years prior to 2020.

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2020

Shareholders’ Equity (continued)

In 2020, Harmattan executed amendments to restricted share agreements with management employees. Pursuant to these amendments, there are 2,119,509 restricted Common Shares that vest from 2020 through 2023. For financial reporting, the restricted Common Shares were valued at $.09 per share at date of grant based on a third party valuation report. The following table indicates the number of shares vesting and related expense at fair value for each year of vesting:

	No. of Shares	Fair Value /
Year	Vesting	Expense
2020	971,587	$87,443
2021	830,340	74,731
2022	237,522	21,377
2023	80,060	7,205

	2,119,509	$190,756

Subsequent to the January 13, 2020 amendment to Harmattan’s Articles of Incorporation, dividends accrue (whether or not declared) on the Series Seed and Class A Preferred Shares at 5% and 8%, respectively, per annum. Harmattan has no obligation to pay such accrued dividends unless dividends are declared by the Board of Directors. As of December 31, 2020, the Board of Directors had not declared any such dividends.

The Seed Series and Class A Preferred Shares are convertible, at the option of the holder, into Common Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the proceeds will first be distributed to the preferred shares. At December 31, 2020, the liquidation preference for all preferred shares (Series Seed and Class A) was approximately $4,300,000. This amount is inclusive of accrued dividends of approximately $430,000.

Concentrations

EcoChain accounted for 66% and one other customer accounted for 21% of 2020 revenue.

Related Party Transactions

In 2020, approximately $319,000 of revenues were earned pursuant to agreements with MTI and its wholly-owned subsidiary, EcoChain. As noted in the Restructuring Transaction footnote, MTI and EcoChain are related party entities via common ownership and also parties to the termination agreement and/or agreement and plan of merger with SCI. Furthermore, MTI owns the majority of Harmattan’s Class A Preferred Shares. At December 31, 2020, the issuer of $988,000 of notes payable is an entity affiliated with shareholders of Harmattan. During 2020, Harmattan repaid $62,500 of notes payable to an individual also affiliated with Harmattan shareholders. As described in the Shareholders’ Equity footnote, advisors to the Company have been granted Class A Preferred Shares in exchange for those services.

HARMATTAN ENERGY, LTD. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2020

Risks and Uncertainties

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic and lingering effects of the pandemic are still present in August 2021. The Company cannot reasonably estimate at this time the specific extent, duration, or full impact that the COVID-19 pandemic will have on its future financial condition and operations.

Subsequent Events – Date of Management Evaluation

The restructuring transaction (see related footnote) occurred in the third quarter of 2021 and the pending acquisition transaction (see related footnote) is expected to close in the fourth quarter of 2021. The Company applied for and received forgiveness of the PPP loan in May 2021 and recognized a gain on debt forgiveness of $100,011. Cash receipts from revenue transactions with EcoChain were approximately $425,000 through June 30, 2021. Total disbursements through June 30, 2021 (primarily payroll related) totaled approximately $490,000.

As indicated in the Nature and Scope of Business footnote, in August 2021, Soluna Technologies, Ltd. changed its legal name to Harmattan Energy, Ltd.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

Unaudited Consolidated Financial Statements

Harmattan Energy, Ltd.
and Subsidiaries

June 30, 2021

Harmattan Energy, LTD. and subsidiaries

Consolidated Balance Sheet

June 30, 2021

ASSETS	(Unaudited)
Current Assets
Cash	$96,895
Miscellaneous receivables	400
Total current assets	97,295

Capitalized Development Costs	232,609

TOTAL ASSETS	$329,904

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$871,605
Accrued interest	2,096
Deferred compensation	1,661,147
Current portion of notes payable	58,477
Deferred acquisition payments	4,565,943
Total current liabilities	7,159,268

Long-Term Liabilities
Notes payable, net of current portion	1,053,832
Total liabilities	8,213,100

Shareholders’ Equity (Deficit)
Series seed preferred shares	2,464,537
Class A preferred shares	1,406,125
Common shares	5,111
Additional paid-in capital	174,624
Accumulated deficit	(11,592,268)
Accumulated other comprehensive loss	(341,324)
Total shareholders’ deficit	(7,883,195)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$329,904

The accompanying notes are an integral part of the consolidated financial statements.

3

Harmattan Energy, LTD. and subsidiaries

Consolidated Statement of Operations and Comprehensive Loss

For the Six Months Ended June 30, 2021

(Unaudited)

Revenue	$426,911

Operating Expenses
Employee salaries and benefits	586,914
Professional fees	44,738
Marketing	29,313
Other operating expenses	84,037
Total operating expenses	745,001

Loss from Operations	(318,091)

Other Income (Expense)
PPP loan forgiveness	101,041
Foreign currency transaction gain	36,029
Interest expense	(34,303)
Total other expense, net	102,767

Net Loss	(215,324)

Other Comprehensive Loss
Foreign currency translation loss	(37,872)

Comprehensive Loss	$(253,196)

The accompanying notes are an integral part of the consolidated financial statements.

4

Harmattan Energy, LTD. and subsidiaries

Consolidated Statement of Changes in Shareholders’ Deficit

For the Six Months Ended June 30, 2021

(Unaudited)	Series Seed		Class A		Additional		Accum. Other
	Preferred		Preferred	Common	Paid-in	Accumulated	Comprehensive
	Shares		Shares	Shares	Capital	Deficit	Loss	Total

Balance - December 31, 2020	$2,464,537		$1,406,125	$5,111	$143,624	$(11,376,944)	$(303,452)	$(7,660,999)
Share compensation to employees	—		—	—	31,000	—	—	31,000
Foreign currency translation	—		—	—	—	—	(37,872)	(37,872)
Net loss	—		—	—	—	(215,324)	—	(215,324)
Balance - June 30, 2021	$2,464,537	$	$1,406,125	$5,111	$174,624	$(11,592,268)	$(341,324)	$(7,883,195)

The accompanying notes are an integral part of the consolidated financial statements.

5

Harmattan Energy, LTD. and subsidiaries

Consolidated Statement of Cash Flows

For the Six Months Ended June 30, 2021

(Unaudited)

Cash Flows from Operating Activities
Net loss	$(215,324)
Adjustments to reconcile net loss to net cash used in operating activities:
Share compensation to employees	31,000
PPP loan forgiveness	(100,011)
Paid-in-kind interest	32,841
Foreign currency transaction gain	(36,029)
Increase in operating assets:
Miscellaneous receivables	(2,698)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	50,437
Accrued interest	432
Deferred compensation	177,500
Deferred revenue	(8,000)
Total adjustments	145,472
Net cash used in operating activities	(69,852)

Cash Flows from Investing Activities
Capitalized development costs	(5,301)
Net cash used by investing activities	(5,301)

Cash Flows from Financing Activities
Proceeds from notes payable	30,000
Net cash provided by financing activities	30,000

Effect of Foreign Currency Exchange
Rate Changes on Cash	15,996

Net decrease in cash	(29,156)

Cash - Beginning of Period	126,051
Cash - End of Period	$96,895

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$—
Capitalization of accrued interest to note principal	32,841
Foreign currency remeasurement of deferred acquisition payments	36,029

The accompanying notes are an integral part of the consolidated financial statements.

6

Harmattan Energy, LTD. and subsidiaries

Notes to Unaudited Consolidated Financial Statements

June 30, 2021

Nature and Scope of Business

In August 2021, Soluna Technologies, Ltd. changed its legal name to Harmattan Energy, Ltd. (Harmattan). References to Harmattan herein refer to Soluna Technologies, Ltd. prior to the change in legal name in August 2021.

Harmattan and its subsidiaries (collectively, the Company) principally consists of two business operations. In the United States, Harmattan develops and manages modular data center operations connected with electric power generation sources (the Modular Data Center Business). Directly and indirectly through its subsidiaries, Harmattan is also involved in the development of a windfarm generation project in Morocco (the Morocco Business).

Restructuring Transaction

During the third quarter of 2021, the Company executed a restructuring transaction that resulted in the spin-out of the Modular Data Center Business to its shareholders in a newly-formed entity, Soluna Computing, Inc. (SCI). The Company’s management employees and certain advisors also resigned from Harmattan and enter into arrangements with SCI.

Pending Acquisition Transaction

In a transaction expected to close in the fourth quarter of 2021, following the receipt of all necessary approvals, SCI will be acquired by an indirect wholly-owned subsidiary of Mechanical Technology, Incorporated (MTI) pursuant to an agreement and plan of merger entered into among MTI, a subsidiary of MTI formed solely for purposes of the acquisition, and SCI. MTI is a related party to Harmattan via common ownership. The Company’s consulting and travel reimbursement revenues earned in 2020 were through operating and management agreements with EcoChain, Inc. (EcoChain). EcoChain is a wholly-owned subsidiary of MTI. In addition, a termination agreement has been executed among Harmattan, MTI and EcoChain that will result in the termination of the operating and management agreements between Harmattan and EcoChain. The termination agreement provides that MTI and EcoChain will pay cash and equity consideration to Harmattan as consideration for the termination of the operating and management agreements.

Following the restructuring transaction, the Company’s operations consist of the Morocco Business.

Going Concern

The Company has incurred losses since inception and has significant obligations currently due and payable. The Company has no current sources of revenue following the transfer the Modular Data Center Business to SCI as noted above. The Morocco Business is currently in development stage, and will require additional funding to complete development. The Company intends to raise additional funds to support the retained operations of the Company. While the Company plans to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds to further support the development of the Morocco Business and meet the retained obligations of the Company.

7

Harmattan Energy, LTD. and subsidiaries

Notes to Unaudited Consolidated Financial Statements

June 30, 2021

Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capitalized Development Costs

Capitalized development costs are stated at cost and relate to the development of the windfarm in Morocco. Costs incurred for the development and improvement of properties are capitalized, including certain indirect costs incurred by the Company for these activities during the development stage.

The Company evaluates the recoverability of its investments in development projects on a project-by-project basis. Management believes there were no impairments as of June 30, 2021.

Paycheck Protection Program Loan Accounting Policy

Currently, there is no authoritative guidance under U.S. GAAP that addresses accounting and reporting by a for-profit business entity that receives forgivable debt from a government entity. Accordingly, management has elected to recognize forgivable debt received from a government entity as debt until debt extinguishment occurs when the Company is legally released from being the obligor. Upon legal release as obligor, the Company will recognize the forgiven amount as income in the statement of operations and comprehensive loss. See the Notes Payable footnote.

Foreign Currency Translation

The financial statements of the subsidiaries related to the Morocco Business are translated to U.S. dollars at exchange rates in effect at the balance sheet date. Income and expense accounts are translated at average exchange rates during the year. The functional currency is the Moroccan Dirham and the effect of exchange rate changes is recorded in other comprehensive income (loss) as a separate component of shareholders’ equity (deficit).

8

Harmattan Energy, LTD. and subsidiaries

Notes to Unaudited Consolidated Financial Statements

June 30, 2021

Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is measured based on the consideration specified in a contract. The Company recognizes revenue when it satisfies a performance obligation by transferring control of a product or service to a customer. Revenues for the six months ended June 30, 2021 included approximately $425,000 in consulting services. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company, are excluded from revenue. The 2021 consulting services relate to operating and management agreements entered into between Harmattan and EcoChain. Pursuant to these agreements, Harmattan may provide project sourcing, development and ongoing management services for EcoChain-owned data centers.

Multiple performance obligations within a contract are separately identified as distinct products or services that will be provided. The total transaction price for such an arrangement with multiple performance obligations is allocated at contract inception to each distinct performance obligation in proportion to its stand-alone selling price. Generally, all services are considered distinct or separate performance obligations from other services.

The Company recognizes fees earned on equipment sales at a point in time when a customer takes control of the equipment. Project sourcing and development consulting services are recognized over time as those phases of the agreements are executed or as milestones are achieved for these phases. Ongoing management fees are recognized monthly as earned over the duration of the management period (generally five years). Reimbursement of travel expenses are recognized when reimbursed, which generally is in proximity to the period the related expense was incurred. If fees are paid upfront prior to completion of each phase of the agreement, those fees are deferred and recognized on the consolidated balance sheet as deferred revenue.

Income Taxes

The Company is not currently subject to corporate income taxes since it has incurred losses since inception.

A 100% valuation allowance has been established on the net deferred tax asset at June 30, 2021 due to uncertainty of the Company’s ability to realize future taxable income.

The Company accounts for uncertainty in income taxes in its financial statements. U.S. GAAP prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. Management determined there were no material uncertain positions taken by the Company in its tax returns.

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Harmattan Energy, LTD. and subsidiaries

Notes to Unaudited Consolidated Financial Statements

June 30, 2021

Summary of Significant Accounting Policies (continued)

Statement of Cash Flows

For the purpose of reporting cash flows, cash includes cash on hand and demand deposits held by the bank.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board issued Accounting Standard Update 2016-02, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2021. Management is in the process of determining the effect of this change on its accounting and disclosure of lease activity.

Cash

The Company maintains its cash at financial institutions and, at times, balances may exceed federally insured limits.

Deferred Compensation

Deferred compensation represents employee wages or contractor fees that were deferred due to liquidity matters and are expected to be settled in cash.

Deferred Acquisition Payments

Obligations of the Morocco Business include deferred acquisition payments of €3,800,000 (approximately $4,560,000 USD) as of June 30, 2020 related to the Company’s acquisition of the business in 2018. Under amended terms of this acquisition agreement, this payment was due and payable by April 30, 2021. The Company is currently negotiating amended payment terms.

Note Payable

Paycheck Protection Program Loan

In connection with the Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), in May 2020, the Company was approved for a term note which allowed for available funds of $100,011. Under the terms of the PPP, up to 100% of the loan (and related interest expense) may be forgiven if the proceeds are used for covered expenses and certain other requirements related to wage rates and maintenance of full-time employees are met. The Company applied for and received forgiveness of the loan in May 2021 and recognized debt forgiveness income.

The U.S. Small Business Administration (SBA) may undertake a review of a loan of any size during the six-year period following forgiveness or repayment of the loan. The timing and outcome of any SBA review is not known.

10

Harmattan Energy, LTD. and subsidiaries

Notes to Unaudited Consolidated Financial Statements

June 30, 2021

Note Payable (continued)

Paycheck Protection Program Loan (continued)

Notes payable consisted of the following at June 30, 2021:

Note payable to MJT Park Investors, Inc. (a Harmattan shareholder) issued in December 2019 in the amount of $912,238. Principal is due on the earlier of three years from issuance (December 2022) or the consummation of a Phase I Project Financing as defined in the note agreement. Interest accrues at 8% per annum and is compounded annually and added to the unpaid principal amount on each anniversary date. As of May 31, 2021 the principal balance includes approximately $110,000 of capitalized interest.	$1,053,832

Demand note payable to Capital Matrix, LLC (an entity affiliated with a Soluna shareholder) issued in October 2020 and payable on demand as determined by the holder. The note bears interest at 6% per annum and is payable quarterly.	58,477
1,112,309
Less current maturities	(58,477)

$1,053,832

Aggregate maturities of the notes payable at June 30, 2021 are noted in the table below.

2021	$58,477
2022	1,053,832

$1,112,309

Shareholders’ Equity

The authorized share capital of Harmattan consists of an unlimited number of Common Shares, an unlimited number of Class Seed Preferred Shares and an unlimited number of Class A Preferred Shares, of which 10,643,745 Common Shares, 1,794,998 Class Seed Preferred Shares and 446,385 Class A Preferred Shares were issued and outstanding as of June 30, 2021. The 10,643,745 Common Shares includes 1,147,922 restricted Common Shares granted to management that were not vested as of December 31, 2020 (shares vest in 2021-2023).

11

Harmattan Energy, LTD. and subsidiaries

Notes to Unaudited Consolidated Financial Statements

June 30, 2021

Shareholders’ Equity (continued)

The holders of Common Shares are entitled to one vote per share held at all meetings of the shareholders, and holders of preferred shares are entitled to one vote multiplied by the conversion rate to Common Shares. Three directors shall be nominated by Harmattan, one by Tera Joule, LLC (a Series Seed Preferred Shareholder) and one as nominated by a majority of the Class A Preferred Shares.

In 2020, Harmattan executed amendments to restricted share agreements with management employees. Pursuant to these amendments, there are 2,119,509 restricted Common Shares that vest from 2020 through 2023. For financial reporting, the restricted Common Shares were valued at $.09 per share at date of grant based on a third party valuation report. The following table indicates the number of shares vesting and related expense at fair value for each year of vesting:

	No. of Shares	Fair Value /
Year	Vesting	Expense
2020	971,587	$87,443
2021	830,340	74,731
2022	237,522	21,377
2023	80,060	7,205

	2,119,509	$190,756

Subsequent to the January 13, 2020 amendment to Harmattan’s Articles of Incorporation, dividends accrue (whether or not declared) on the Series Seed and Class A Preferred Shares at 5% and 8%, respectively, per annum. Harmattan has no obligation to pay such accrued dividends unless dividends are declared by the Board of Directors. As of June 30, 2021, the Board of Directors had not declared any such dividends.

The Seed Series and Class A Preferred Shares are convertible, at the option of the holder, into Common Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the proceeds will first be distributed to the preferred shares. At December 31, 2020, the liquidation preference for all preferred shares (Series Seed and Class A) was approximately $4,300,000. This amount is inclusive of accrued dividends of approximately $430,000.

Concentrations

EcoChain accounted for approximately 100% of revenue for the six months ended June 30, 2021.

12

Harmattan Energy, LTD. and subsidiaries

Notes to Unaudited Consolidated Financial Statements

June 30, 2021

Related Party Transactions

For the six months ended June 30, 2021, approximately $425,000 of revenues were earned pursuant to agreements with MTI and its wholly-owned subsidiary, EcoChain. As noted in the Restructuring Transaction footnote, MTI and EcoChain are related party entities via common ownership and also parties to the termination agreement and/or agreement and plan of merger with SCI. Furthermore, MTI owns the majority of Harmattan’s Class A Preferred Shares. At June 30, 2021, the holder of $1,053,000 of notes payable is an entity affiliated with shareholders of Harmattan.

Risks and Uncertainties

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic and lingering effects of the pandemic are still present in August 2021. The Company cannot reasonably estimate at this time the specific extent, duration, or full impact that the COVID-19 pandemic will have on its future financial condition and operations.

Subsequent Events – Date of Management Evaluation

The restructuring transaction (see related footnote) occurred in the third quarter of 2021 and the pending acquisition transaction (see related footnote) is expected to close in the fourth quarter of 2021.

As indicated in the Nature and Scope of Business footnote, in August 2021, Soluna Technologies, Ltd. changed its legal name to Harmattan Energy, Ltd.

Management has evaluated subsequent events through the date of issuance of these financial statements.

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